EXHIBIT 32.1
Section 906 Certification of Principal Executive Officer
     Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Novelis Inc. (Novelis), hereby certifies that Novelis’ Annual Report on Form 10-K/A for the year ended March 31, 2008 (Report) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Novelis.

/s/ Martha Finn Brooks
Martha Finn Brooks
President and Chief Operating Officer (Principal Executive Officer)

Date: August 11, 2008
     The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of this report.